INDEPENDENT AUDITORS' CONSENT

We consent to use in this Pre-effective Amendment No.1 to Registration Statement No. 33-62153 of Oppenheimer Strategic Funds Trust on Form N-14 of our report dated October 21, 1994, appearing in the September 30, 1994 Annual Report of Oppenheimer Strategic Income Fund (a series of Oppenheimer Strategic Funds Trust), included as part of the Statement of Additional Information, which is a part of such Registration Statement.




DELOITTE & TOUCHE LLP
/s/ Deloitte & Touche
Denver, Colorado
September 21, 1995



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